                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                   FORM  8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) January 10, 1997
                                                        ----------------

                              ZYCON CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                      33-95284                       94-2348052
--------------           ------------------------            ------------------
  (State of              (Commission File Number)             (IRS Employer
Incorporation)                                               Identification No.)


                  445 El Camino Real, Santa Clara, CA   95050
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


      Registrant's telephone number, including area code  (408) 241-9900
                                                          --------------


________________________________________________________________________________
         (Former name or former address, if changed since last report.)





                                                                  This is Page 1

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

                 Pursuant to the terms of a previously reported Agreement and Plan for Merger dated as of December 4, 1996 (the "Merger Agreement") among Zycon Corporation (the "Company"), Hadco Corporation, a Massachusetts corporation ("Parent") and Hadco Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Purchaser"), on January 10, 1997, Purchaser accepted for payment approximately 10.8 million shares of common stock, par value $.001 per share of the Company (the "Shares") representing approximately 97% of the Company's common stock, at a purchase price of $18.00 per share, pursuant to Purchaser's tender offer (the "Offer").

                 In addition, on January 10, 1997, the Certificate of Ownership and Merger was filed with the Delaware Secretary of State resulting in the merger of Purchaser with and into the Company (the "Merger") with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, holders of the Company's common stock immediately prior to the effective time of the Merger are entitled to receive $18.00 in cash for each share of the Company's common stock previously held by them. Pursuant to the terms of the Merger Agreement, all holders of options to purchase shares of the Company's common stock under the Company's 1993 Long Term Equity Incentive Plan and the Stock Option Plan for Directors, whether or not then exercisable, are entitled to receive for each share, cash equal to the difference between $18.00 and the per share exercise price of such option to the extent the difference is a positive number. Upon receipt of such payment, each option will be cancelled.

                 Purchaser obtained the funds necessary to consummate the Offer and Merger through capital contributions or loans from Parent. Parent entered into a $250 million senior revolving credit facility with The First National Bank of Boston (the "Credit Facility") to finance the Offer and Merger. Loans existing under the Credit Facility will bear interest (at Parent's election) at either (1) a Base Rate, which is a floating rate equal to the prevailing U.S. federal funds rate plus 1.5%, or (2) a Eurodollar Rate, which is a fixed rate equal to the prevailing Eurodollar rate for interest periods of one, two, three or six months. The Credit Facility will terminate in 5 years, unless amended.

                 Pursuant to the Merger Agreement, all of the Company's directors have resigned from the Company's Board of Directors and have been replaced by Parent's designee.

                 The foregoing description of the terms and provisions of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, together with the respective exhibits thereto, filed as Exhibit 4 to the Company's Schedule 14D-9 filed with the Securities and Exchange Commission on December 11, 1996 and hereby incorporated by reference herein.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 See Item 1. above.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (c)      Exhibits

                 99.1     Press release dated January 9, 1997 issued by Parent.

                 99.2     Press release dated January 10, 1997 issued by Parent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ZYCON CORPORATION
                                              ---------------------------------
                                                 (Registrant)


Date:  January 23, 1997                       By: /s/ Kenneth R. Shilling
                                                  ------------------------------
                                                      KENNETH R. SHILLING,
                                                      Senior Vice President